ADMA Biologics Reports Full Year 2017 Financial Results

RAMSEY, N.J. and BOCA RATON, FL., – March 5, 2018 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a vertically integrated commercial biopharmaceutical and specialty immunoglobulin company that manufactures, markets and develops specialty plasma-derived biologics for the treatment of immmune deficiencies and prevention of certain infectious diseases, today announced its financial results for the year ended December 31, 2017.

Financial Results for the Year Ended December 31, 2017

ADMA reported total revenues of $22.8 million for the year ended December 31, 2017, as compared to $10.7 million for the year ended December 31, 2016, representing an increase of $12.1 million, or approximately 113%. The increase in revenues was primarily due to the accretive nature of assets and commercial product rights acquired from the Biotest Pharmaceuticals Corporation Therapy Business Unit (“BTBU”), which was completed in June 2017.

The consolidated net loss for the year ended December 31, 2017 was $43.8 million, or $1.91 per basic and diluted share, as compared to a consolidated net loss of $19.5 million, or $1.61 per basic and diluted share, for the year ended December 31, 2016. The increase in net loss of $24.3 million was attributable to increased product revenue costs of $22.8 million, which included manufacturing costs related to our plasma fractionation production facility in Boca Raton, FL acquired in the BTBU transaction (the “Boca Facility”), third-party consultant fees of approximately $3.8 million pertaining to the remediation efforts and enhancements of the Company’s quality management systems in preparation for an FDA inspection, as well as increased selling, general and administrative expenses (“SG&A”) of $9.6 million. SG&A in 2017 included transaction costs of $3.9 million for the acquisition of BTBU as well as expenses associated with BTBU not present in 2016. The increased operational costs in 2017 were offset by the increased revenues. Included in the net loss for the year ended December 31, 2017 were non-cash expenses of $6.9 million for stock-based compensation, depreciation and amortization, non-cash interest expense, an asset impairment charge and a loss on the extinguishment of debt related to the refinancing of the Company’s senior debt in October 2017.

Adam Grossman, President and Chief Executive Officer of ADMA, stated, “We are pleased with our significant year-over-year revenue growth in 2017, which includes accretive revenues related to Nabi-HB in addition to the organic revenue growth of approximately 11% related to our plasma collection centers business segment. In addition, we believe that the substantial progress we have made with our Compliance Enhancement Program has allowed us to remedy the identified compliance issues at the Boca Facility, and we believe that we are now ready for a routine inspection of the facility by the U.S. Food and Drug Administration as we continue to execute on our business plan.”

At December 31, 2017, ADMA had cash, cash equivalents and short-term investments of $43.1 million, as compared to $15.3 million at December 31, 2016. ADMA’s net working capital as of December 31, 2017 was $53.7 million, as compared to $10.4 million as of December 31, 2016.

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated commercial biopharmaceutical and specialty immunoglobulin manufacturing company that currently manufactures, markets and develops specialty plasma-based biologics for the treatment of immune deficiencies and prevention of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283 and 9,815,886 related to certain aspects of its lead product candidate, RI-002. For more information, please visit www.admabiologics.com.

Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to develop, manufacture, market, launch and expand our own commercial infrastructure and commercialize our current products and future products, the safety, efficacy and expected timing of, and our ability to, obtain and maintain regulatory approvals of our current products and product candidates, and the labeling or nature of any such approvals, the success of our work with our third party vendors and the U.S. Food and Drug Administration (the “FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and our expectations for future capital requirements. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

CONTACT: Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT: Jeremy Feffer

Managing Director, LifeSci Advisors, LLC |212-915-2568 |

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2017 and 2016

	2017	2016
REVENUES:
Product revenue	$15,617,726	$10,518,203
License revenue	142,834	142,834
Other revenue	7,000,000	—
Total Revenues	22,760,560	10,661,037

OPERATING EXPENSES:
Cost of product revenue (exclusive of amortization expense shown below)	29,164,321	6,360,761
Research and development	6,229,587	7,688,238
Plasma centers	6,503,750	5,447,691
Asset impairment charge	845,389	—
Amortization of intangibles	1,234,674	—
Selling, general and administrative	18,092,835	8,494,742

TOTAL OPERATING EXPENSES	62,070,556	27,991,432

LOSS FROM OPERATIONS	(39,309,996)	(17,330,395)

OTHER INCOME (EXPENSE):
Interest and other income	57,228	50,317
Interest expense	(3,285,847)	(2,239,569)
Loss on extinguishment of debt	(1,210,216)	—
Other (expense) income	(10,144)	4,496
OTHER EXPENSE, NET	(4,448,979)	(2,184,756)

NET LOSS	$(43,758,975)	$(19,515,151)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(1.91)	$(1.61)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	22,896,042	12,153,407

ADMA BIOLOGICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED Balance Sheets:

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$43,107,574	$9,914,867
Short-term investments	—	5,390,184
Accounts receivable, net	3,880,154	1,018,027
Inventories	12,628,181	5,020,146
Prepaid expenses and other current assets	2,050,740	313,914
Restricted cash	1,500,000	—
Total current assets	63,166,649	21,657,138
Property and equipment, net	30,466,858	2,000,784
Intangible assets, net	4,849,350	—
Goodwill	3,529,509	—
Assets to be transferred under purchase agreement	1,496,410	—
Restricted cash	4,000,000	—
Deposits and other assets	510,057	27,163
TOTAL ASSETS	$108,018,833	$23,685,085

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,920,873	$2,564,681
Accrued expenses	3,318,478	2,385,356
Current portion of notes payable	—	6,111,111
Current portion of deferred revenue	142,834	145,154
Other current liabilities	57,998	16,559
Total current liabilities	9,440,183	11,222,861
Notes payable, net of discount	25,368,458	12,321,640
End of term liability, notes payable	2,760,000	1,790,000
Deferred revenue, net of current portion	2,547,199	2,690,033
Note payable - related party, net of discount	14,842,396	—
Obligation to transfer assets under purchase agreement	12,621,844	—
Other non-current liabilities	105,996	117,813
TOTAL LIABILITIES	67,686,076	28,142,347

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock, $0.0001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	—	—
Common Stock - voting, $0.0001 par value, 75,000,000 shares
authorized, 36,725,499 and 12,886,741 shares issued and outstanding	3,673	1,289
Common Stock - non-voting, $0.0001 par value, 8,591,160 shares
authorized, 8,591,160 and 0 shares issued and outstanding	859	—
Additional Paid-In Capital	191,022,018	102,476,267
Accumulated Deficit	(150,693,793)	(106,934,818)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	40,332,757	(4,457,262)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$108,018,833	$23,685,085